                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant |X|

Filed by a party other than the Registrant |_|

|_| Check the appropriate box:

| | Preliminary proxy statement

|X| Definitive proxy statement

|_| Definitive additional materials

Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              LSB BANCSHARES, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                              LSB BANCSHARES, INC.
                ------------------------------------------------
          (Name of Person(s) Filing Proxy Statement)

               Payment of filing fee (Check the appropriate box):

     |X| No fee required.

     |_| $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).

     |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
         (2)      Aggregate number of securities to which transactions applies:


--------------------------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:


--------------------------------------------------------------------------------
         (4)      Proposed maximum aggregate value of transaction:


--------------------------------------------------------------------------------
         (5)      Total fee paid:


--------------------------------------------------------------------------------
     |_|  Fee paid previously with preliminary materials:

     |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          (1)     Amount previously paid:


--------------------------------------------------------------------------------
          (2)     Form, schedule or registration statement no.:


--------------------------------------------------------------------------------
          (3)     Filing party:


--------------------------------------------------------------------------------
          (4)     Date filed:

                 NOTICE OF ANNUAL MEETING OF THE SHAREHOLDERS OF
                              LSB BANCSHARES, INC.
                                  ONE LSB PLAZA
                         LEXINGTON, NORTH CAROLINA 27292

To the Shareholders of LSB Bancshares, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of LSB Bancshares, Inc. ("Bancshares"), called under authority of Article 2, Section 2, of the Bylaws of Bancshares, will be held at the J. Smith Young YMCA, located at 119 West Third Avenue, Lexington, North Carolina 27292, on Wednesday, April 16, 1997 at 1:00 p.m. Shareholders of record at the close of business on March 3, 1997 are entitled to notice of and to vote at the meeting and any adjournment thereof.

The purposes of the meeting are to consider and act upon the following proposals:

         -        To elect four members of the Board of Directors;

         - To ratify the appointment of Turlington and Company, Certified Public Accountants, to conduct the independent audit for 1997;

         - To consider and act upon a shareholder proposal by W. Robert Koontz relating to minimum share ownership requirements for directors of Bancshares; and

         - To consider such other business as may properly come before the meeting.

We urge you to attend this meeting. It is extremely important that your shares be represented regardless of the number you own. Please sign and return your proxy to Bancshares in the enclosed envelope at your earliest convenience. Unless you indicate to the contrary, your proxy will be cast for you in favor of the nominees for director named in the accompanying Proxy Statement, for the ratification of the appointment of Turlington and Company to conduct the independent audit for 1997, and against the shareholder proposal relating to minimum share ownership requirements for directors of Bancshares, each as described in more detail in the accompanying Proxy Statement.

This 14th day of March, 1997.
                                                  Yours very truly,

                                                  LSB BANCSHARES, INC.

                                                  Monty J. Oliver
                                                  Secretary

                              LSB BANCSHARES, INC.
                                  ONE LSB PLAZA
                         LEXINGTON, NORTH CAROLINA 27292

                                 PROXY STATEMENT

The accompanying proxy is solicited by and on behalf of the Board of Directors of LSB Bancshares, Inc. ("Bancshares") for use at the Annual Meeting of Shareholders to be held on Wednesday, April 16, 1997 at 1:00 p.m. at the J. Smith Young YMCA, located at 119 West Third Avenue, Lexington, North Carolina 27292, and at any adjournment thereof. The entire cost of such solicitation will be borne by Bancshares. In addition, personal solicitation may be conducted by directors, officers and employees of Bancshares and its subsidiary, Lexington State Bank (the "Bank"). This Proxy Statement and the accompanying proxy card were first mailed to shareholders on or about March 14, 1997.

The shares of Bancshares common stock (the "Common Stock") represented by the accompanying proxy card will be voted at the meeting if the proxy card is properly signed, dated and received by Bancshares prior to the time of the meeting. Where a choice is specified on the proxy card as to the vote on any matter to come before the meeting, the proxy will be voted in accordance with such specification. If no choice is specified, the proxy will be voted in favor of the nominees for director named herein, for the ratification of the appointment of Turlington and Company to conduct the independent audit for 1997, and against the shareholder proposal relating to minimum share ownership requirements for directors of Bancshares. Any shareholder giving a proxy has the right to revoke it at any time before it is voted by delivering a written revocation or an executed proxy bearing a later date to the Secretary of Bancshares or by attending and voting in person at the meeting. If a shareholder is a participant in the Shareholder Dividend Reinvestment and Stock Purchase Plan, the proxy represents the number of shares of Common Stock in the dividend reinvestment account as well as shares held of record directly by the shareholder.

                                VOTING PROCEDURES

Shareholders of record at the close of business on March 3, 1997 will be entitled to vote at the Annual Meeting of Shareholders. At the close of business on March 3, 1997, there were 5,403,539 shares of Common Stock outstanding and entitled to vote. There is no other class of authorized stock. On all matters considered at the meeting, shareholders are entitled to one vote for each share held.

The laws of North Carolina, under which Bancshares is incorporated, provide that, in connection with the election of directors, the persons receiving a plurality of the votes cast will be elected as directors. The proposal to ratify the appointment of Turlington and Company to conduct the independent audit of Bancshares for 1997 and the proposal relating to minimum share ownership requirements for directors will be approved if the number of votes cast "for" each such proposal exceeds the number of votes cast "against" such proposal. Shares held of record by a broker or its nominee ("Broker Shares") and abstentions that are voted on any matter will be counted for purposes of determining the existence of a quorum at the Annual Meeting. Broker Shares that are not voted on any matter at the Annual Meeting will not be included in determining whether a quorum is present at the Annual Meeting. Abstentions and Broker Shares that are not voted on a particular proposal will not be counted as votes for or against such proposals and will have the same effect as negative votes.

                        PROPOSAL 1: ELECTION OF DIRECTORS

Bancshares' Bylaws provide for a classified Board of Directors consisting of not less than nine and not more than 24 directors, the number to be determined by resolution of a majority of the Board of Directors or by resolution of the shareholders at any meeting thereof. The Board of Directors, by resolution, has set the number of directors at 12. The persons nominated by the Board of Directors to serve as directors for a three-year term expiring at the 2000 Annual Meeting, as set forth below, were elected as directors at the 1994 Annual Meeting. The persons named as proxies in the accompanying proxy card intend to vote in favor of the nominees named below. Such nominees have consented to serve as directors of Bancshares, if elected. If at the time of the meeting any of such nominees are unable or unwilling to serve, the discretionary authority provided in the accompanying proxy card will be exercised to vote for such other person or persons for the office of director as may be nominated by the Board of Directors. Proxies cannot be voted for a greater number of nominees than the number named in this Proxy Statement.

The number of years of service on the Board of Directors indicated in the following table includes service on the Board of Directors of the Bank prior to the incorporation of Bancshares.


                                        NOMINEES FOR ELECTION AS DIRECTORS
                                      TO SERVE UNTIL THE 2000 ANNUAL MEETING
==========================================================================================================================
                                            DIRECTOR                            PRINCIPAL OCCUPATION
           NAME AND AGE                       SINCE                              FOR PAST FIVE YEARS
--------------------------------------------------------------------------------------------------------------------------
Margaret Lee W. Crowell (68)                  1991          Retired since 1986; formerly Finance Officer of
                                                            Lexington City Schools
--------------------------------------------------------------------------------------------------------------------------
Robert F. Lowe (54)                           1983          Chairman, President and CEO of Bancshares, the Bank
                                                            and Peoples Finance Company of Lexington, Inc., a
                                                            subsidiary of the Bank; President and a director of LSB
                                                            Financial Services, Inc., a subsidiary of the Bank
--------------------------------------------------------------------------------------------------------------------------
Robert E. Timberlake (60)                     1979          Artist/Designer; President, Bob Timberlake Gallery,
                                                            Inc. (art gallery and distributorship); President, The
                                                            Land Company (real estate); Secretary/Treasurer, The
                                                            Bob Timberlake Collection (gallery, art, furniture and
                                                            accessories)
--------------------------------------------------------------------------------------------------------------------------
Julius S. Young, Jr. (49)                     1988          President, Jay Young Management, Inc.
==========================================================================================================================



                                                INCUMBENT DIRECTORS
                                       SERVING UNTIL THE 1999 ANNUAL MEETING
==========================================================================================================================
                                            DIRECTOR                            PRINCIPAL OCCUPATION
             NAME AND AGE                     SINCE                              FOR PAST FIVE YEARS
--------------------------------------------------------------------------------------------------------------------------
Leonard H. Beck (61)                          1995          President, Green Printing Company; Director of The
                                                            National Association of Printers and Lithographers
--------------------------------------------------------------------------------------------------------------------------
Samuel R. Harris (55)                         1990          Physician; formerly Director and Treasurer, Lexington
                                                            Clinic for Women, P.A.
--------------------------------------------------------------------------------------------------------------------------
David A. Smith (58)                           1990          Owner, Red Acres Dairy Farm
--------------------------------------------------------------------------------------------------------------------------
Burr W. Sullivan (50)                         1987          President, Dorsett Printing and Lithographic
                                                            Corporation
==========================================================================================================================



                                                INCUMBENT DIRECTORS
                                       SERVING UNTIL THE 1998 ANNUAL MEETING
==========================================================================================================================
                                            DIRECTOR                            PRINCIPAL OCCUPATION
            NAME AND AGE                      SINCE                              FOR PAST FIVE YEARS
--------------------------------------------------------------------------------------------------------------------------
Michael S. Albert (42)                        1995          President, CEO and Director of Billings Freight
                                                            Systems, Inc.; Treasurer of Cargo Carriers, Inc.;
                                                            Assistant Finance Manager of Metro Motor Express,
                                                            Inc.
--------------------------------------------------------------------------------------------------------------------------
Peggy B. Barnhardt (63)                       1995          Retired Deputy Superintendent, Davidson County Board
                                                            of Education; Director of the North Carolina
                                                            Association of School Administrators, Davidson
                                                            Medical Ministries and the Kiwanis Club of Lexington
--------------------------------------------------------------------------------------------------------------------------
Walter A. Hill, Sr. (57)                      1983          President, Hill Oil Company, Inc.; Vice President and
                                                            Secretary, NorthCo, Inc. (construction development)
--------------------------------------------------------------------------------------------------------------------------
Robert B. Smith, Jr. (58)                     1969          Attorney
==========================================================================================================================


                     MANAGEMENT'S OWNERSHIP OF COMMON STOCK

The following table sets forth information concerning the beneficial ownership of Common Stock by each director, nominee for director and each executive officer named under the heading "Executive Compensation" herein, and by all directors and executive officers as a group as of March 3, 1997. Management is aware of no person who beneficially owns more than five percent of the outstanding shares of Common Stock. According to rules promulgated by the Securities and Exchange Commission (the "SEC"), a person is the "beneficial owner" of securities if he or she has or shares the power to vote them or to direct their investment, or has the right to acquire ownership of such securities within 60 days through the exercise of an option, warrant, right of conversion of a security or otherwise.



                                            Amount and Nature of Beneficial Ownership of Common Stock
                                            ---------------------------------------------------------
       Name of                    Sole Voting And              Shared Voting And                          %
    Beneficial Owner             Investment Power              Investment Power          Total        of Total
--------------------------------------------------------------------------------------------------------------
Michael S. Albert                      2,327 (1)                     3,208               5,535            *
Peggy B. Barnhardt                     1,208 (2)                                         1,208            *
Leonard H. Beck                        2,175 (3)                                         2,175            *
Margaret Lee W. Crowell                5,674 (4)                     9,811              15,485            *
Samuel R. Harris                       2,775 (5)                                         2,775            *
Walter A. Hill, Sr.                    8,902 (6)                     6,367              15,269            *
Robert F. Lowe                        58,803 (7)                    32,667              91,470           1.7
David A. Smith                         1,793 (8)                     8,602              10,395            *
Robert B. Smith, Jr.                  18,940 (9)                       406 (10)         19,346            *
Burr W. Sullivan                       2,478 (11)                    2,091               4,569            *
Roberts E. Timberlake                  7,828 (12)                   13,963 (13)         21,791            *
Julius S. Young, Jr.                   1,500 (14)                   61,455              62,955           1.2
Monty J. Oliver                       22,353 (15)                       58              22,411            *
H. Franklin Sherron, Jr.              30,297 (16)                   10,839              41,136            *
All directors and executive
  officers as a group
  (14 persons)                       167,053                       149,467             316,520           5.8


----------------------------------
*        An asterisk indicates less than one percent.
(1)      Includes 1,000 shares subject to options exercisable on or before May
         2, 1997.
(2) Includes 500 shares subject to options exercisable on or before May 2, 1997.
(3) Includes 500 shares subject to options exercisable on or before May 2, 1997.
(4)      Includes 1,500 shares subject to options exercisable on or before May
         2, 1997.
(5)      Includes 1,500 shares subject to options exercisable on or before May
         2, 1997.
(6)      Includes 1,500 shares subject to options exercisable on or before May
         2, 1997.
(7) Includes 31,251 shares subject to options exercisable on or before May 2, 1997.
(8)      Includes 1,500 shares subject to options exercisable on or before May
         2, 1997.
(9)      Includes 1,500 shares subject to options exercisable on or before May
         2, 1997.
(10) Includes 406 shares held by the Bank as agent for Mr. Robert B. Smith, over which Mr. Smith shares investment power but has no voting power.
(11) Includes 1,500 shares subject to options exercisable on or before May 2, 1997.
(12) Includes 1,500 shares subject to options exercisable on or before May 2, 1997.
(13) Includes: (a) 2,942 shares held by the Bank as trustee of certain trusts for the benefit of Mr. Timberlake's wife, over which Mr. Timberlake shares investment power but has no voting power and (b) 2,581 shares held in trusts for Mr. Timberlake's benefit, over which Mr. Timberlake shares investment power with the Bank as trustee and over which the Bank has exclusive voting power.
(14) Represents 1,500 shares subject to options exercisable on or before May 2, 1997.
(15) Includes 12,500 shares subject to options exercisable on or before May 2, 1997.
(16) Includes 12,500 shares subject to options exercisable on or before May 2, 1997.



                              CORPORATE GOVERNANCE

The Board of Directors of Bancshares has standing Executive, Stock Option and Compensation, and Audit Committees. There are no other committees of the Board of Directors of Bancshares. The entire Board of Directors of Bancshares nominates persons to serve as directors.

The Executive Committee of Bancshares reviews various matters and submits proposals or recommendations to Bancshares' Board of Directors. The Executive Committee is empowered to and does act for Bancshares' Board of Directors on certain matters. Members of the Executive Committee are Messrs. Lowe, David A. Smith, Robert B. Smith, Jr., Sullivan and Young. Bancshares' Executive Committee met two times during 1996.

The Stock Option and Compensation Committee administers the 1986 Employee Incentive Stock Option Plan, the 1996 Stock Incentive Plan and the Management Incentive Plan (the "Incentive Plan"). The Stock Option and Compensation Committee selects key employees for participation in such plans and determines the timing, pricing and amount of stock options granted and the amount of incentive compensation earned pursuant to the plans within the terms of the plans. The Stock Option and Compensation Committee is also responsible for administering the 1994 Director Stock Option Plan. The Stock Option and Compensation Committee, which met four times during 1996, is comprised of Messrs. Albert, Robert B. Smith, Jr., Sullivan, Timberlake and Young and Mrs. Crowell.

Messrs. Sullivan, Albert, Hill, Robert B. Smith, Jr. and Young are members of Bancshares' Audit Committee. Bancshares' Audit Committee reviews and approves various audit functions and is responsible for reviewing and approving the Bank's internal audits and the separate examinations of the Bank by the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks. Bancshares' Audit Committee met once during 1996.

The Board of Directors of the Bank has a standing Executive Committee. The Executive Committee of the Bank reviews various matters and submits proposals or recommendations to the Bank's Board of Directors. The Executive Committee is empowered to and does act for the Bank's Board of Directors on certain matters. The Bank's Executive Committee is comprised of Messrs. Lowe, David A. Smith, Robert B. Smith, Jr., Sullivan and Young. During 1996, there were twenty-one meetings of the Bank's Executive Committee.

During 1996, the Board of Directors of Bancshares met fourteen times and the Board of Directors of the Bank met twelve times. All directors attended at least 75 percent of the aggregate of the total number of meetings of the Board of Directors of Bancshares and the Bank (held during the period for which each person was a director) and the total number of meetings held by all committees of the Boards on which such directors served during 1996.

Shareholders entitled to vote in the election of directors may nominate candidates for consideration by the Board of Directors of Bancshares. Pursuant to the Bylaws of Bancshares, notice of nominations made by shareholders with respect to the 1998 annual meeting must be received in writing by the Secretary of Bancshares no earlier than December 29, 1997 and no later than January 23, 1998 and must set forth (i) the name, age, business address and, if known, residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the nominee's qualifications to serve as a director, (iv) the number of shares of Common Stock beneficially owned by the nominee, (v) a representation that the nominee has consented to his name being placed in nomination, (vi) the name and record address of the shareholder making the nomination, (vii) the number of shares of Common Stock owned of record and beneficially by such shareholder, and (viii) any material interest of such shareholder in the proposed nomination.

                             EXECUTIVE COMPENSATION

The following table sets forth the total compensation awarded, paid to or earned by the executive officers of Bancshares during each of the years ended December 31, 1996, December 31, 1995 and December 31, 1994:


                                            SUMMARY COMPENSATION TABLE


                                                     Annual                  Long-Term
                                                  Compensation             Compensation
                                                  ------------             ------------
                                                                                               Awards
                                                                                             Securities        All Other
           Name and                                Salary                 Bonus              Underlying      Compensation
       Principal Position           Year             ($)                   ($)              Options (#)(1)      ($)(2)
       ------------------           ----             ---                   ---              --------------      ------
Robert F. Lowe                      1996             175,000             47,819                10,000           11,963
President and CEO                   1995             175,000                                   15,625            6,873
                                    1994             167,800                                   15,625            3,632
Monty J. Oliver                     1996             110,000             15,404                 5,000            9,039
Secretary and Treasurer             1995             110,000                                    6,250            4,839
                                    1994             106,000                                    6,250            2,385
H. Franklin Sherron, Jr.            1996              97,000             22,337                 5,000            4,144
Vice President and                  1995              97,000                                    6,250            3,354
Assistant Secretary                 1994              91,000                                    6,250            2,047

---------------------------------
(1) The information concerning options gives effect to the 25% stock split in the form of a stock dividend paid on February 15, 1996.
(2) Compensation set forth in this column represents the following (i) amounts contributed by the Bank for the account of the executive officers under the Lexington State Bank Employees Savings Plus Plan for each of 1996, 1995 and 1994, as follows: Mr. Lowe, $9,500, $4,620 and
         $3,661; Mr. Oliver, $6,279, $3,196 and $2,385; and Mr. Sherron, $5,537,
         $2,819 and $2,047; and (ii) life insurance premiums paid by Bancshares for each of 1996 and 1995 as follows: Mr. Lowe, $30,548 and $2,253; Mr. Oliver, $25,200 and $1,643; and Mr. Sherron, $4,757 and $535.


The following table sets forth certain information regarding the stock options granted to the executive officers of Bancshares in 1996. Bancshares has no outstanding stock appreciation rights ("SARs") and granted no SARs during 1996. In addition, in accordance with the rules of the SEC, there are shown the hypothetical gains or "option spreads" that would exist for the respective options based on assumed rates of annually compounded Common Stock price appreciation of 5% and 10% from the date the options were granted over the full option term.


                                                OPTION GRANTS IN LAST FISCAL YEAR(1)
                                                          Individual Grants
                                                ------------------------------------
                                                                                                         Potential Realizable
                                                                                                            Value at Assumed
                                                     Percent of                                             Annual Rates of
                                 Number of             Total                                                 Stock Price
                                 Securities            Options        Exercise                            Appreciation for
                                 Underlying          Granted to       or Base                                Option Term
                                  Options          Employees in        Price         Expiration      ---------------------------
             Name                Granted (#)         Fiscal Year      ($/Sh)           Date(1)        5% ($)             10% ($)
             ----                -----------         -----------      ------           -------        ------             -------

Robert F. Lowe                     10,000           25.8              $16.25          05/24/06       102,195             258,983

Monty J. Oliver                     5,000           12.9              $16.25          05/24/06        51,097             129,491

H. Franklin Sherron, Jr.            5,000           12.9              $16.25          05/24/06        51,097             129,491

---------------------------------

(1) Options become exercisable in installments of 20% on each anniversary date following the date of grant, and thereafter may be exercised in whole or in part at any time prior to the expiration date.

The following table sets forth certain information regarding stock options exercised during 1996 by the executive officers of Bancshares, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares of Common Stock subject to exercisable and unexercisable stock options as of December 31, 1996. Also reported are the values for "in-the-money" options based on the positive spread between the exercise price of such stock options and the closing sale price of a share of Bancshares Common Stock on the Nasdaq National Market on December 31, 1996.


                                  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                            AND FY-END OPTION VALUES(1)
--------------------------------------------------------------------------------------------------------------------------
                                                                                Number of                Value of
                                                                               Securities               Unexercised
                                                                               Underlying              In-the-Money
                                                                               Options at                 Options
                                       Shares                                  FY-End (#)              at FY-End ($)
                                     Acquired on             Value            Exercisable/             Exercisable/
              Name                   Exercise (#)        Realized ($)         Unexercisable            Unexercisable
-----------------------------     ----------------       -------------        -------------            -------------
Robert F. Lowe                               7,618          63,456           31,251 / 41,248         238,382/207,860

Monty J. Oliver                              4,296          37,513           12,500 / 17,500          95,350/86,400

H. Franklin Sherron, Jr.                     4,296          36,653           12,500 / 17,500         95,350 / 86,400

----------------------------
(1) The information concerning options gives effect to the 25% stock split in the form of a stock dividend paid on February 15, 1996.

                                  PENSION PLAN

The Bank's Employees' Pension Plan is a non-contributory plan that covers all employees who work at least 1,000 hours annually, are at least 21 years old and have completed one year of service. The plan is a defined benefit plan, providing for benefits equal to .8 percent of final average monthly compensation, multiplied by years of credited service, plus .65 percent of final average monthly compensation in excess of the social security compensation amount, multiplied by years of credited service not to exceed 35 years. Final average compensation is the average of the five highest consecutive calendar years of compensation paid during the 10 calendar years preceding retirement. The compensation covered by the plan consists of base salary. A participant's accrued benefit is fully vested and non-forfeitable upon reaching age 65. If a participant terminates employment for any reason other than death, disability or retirement, the participant s accrued benefits will vest after five years of service. Benefits can be paid in a lump sum only if the distribution is $10,000 or less. Distributions over $10,000 must be paid in monthly payments. Benefits also are provided for early retirement, deferred retirement, disability retirement and death.

The following table shows estimated annual benefits payable upon retirement at age 65 to participants under the plan.


                                                PENSION PLAN TABLE

                                        ESTIMATED YEARS OF CREDITED SERVICE
                                      ANNUAL BENEFIT PAYABLE ON RETIREMENT(1)

    Five-Year Average            15               20              25               30               35
  Salary at Retirement          Years            Years           Years            Years            Years
  --------------------          -----            -----           -----            -----            -----
         225,000               30,255           40,339          50,424           60,509           70,594
         200,000               30,255           40,339          50,424           60,509           70,594
         175,000               30,255           40,339          50,424           60,509           70,594
         150,000               30,255           40,339          50,424           60,509           70,594
         125,000               24,817           33,089          41,362           49,634           57,907
         100,000               19,380           25,839          32,399           38,759           45,219
          75,000               13,942           18,589          23,237           27,884           32,532
          50,000                8,505           11,339          14,175           17,009           19,844

-----------------------------
(1) Some of the amounts shown exceed the limits imposed by federal law for qualified plans.

Benefits payable as shown in the table are computed on a straight-life annuity basis. Such amounts are not subject to deduction for Social Security benefits or other amounts received by participants. Years of credited service for the persons named in the compensation table above are as follows: Mr. Lowe (26); Mr. Oliver (18); and Mr. Sherron (6).

PERFORMANCE GRAPH

The following graph and table compare, for the five year period ended December 31, 1996, the cumulative return to shareholders of Bancshares with the Standard & Poor's 500 Stock Index and an index consisting of 21 major regional banks, assuming investment of $100 at the beginning of the period and the reinvestment of dividends.




                                 12/31/91        12/31/92         12/31/93          12/31/94          12/31/95          12/31/96
-----------------------------------------------------------------------------------------------------------------------------------
LSB Bancshares, Inc.             $100.00          $179.14          $188.79           $217.35           $244.47           $309.11
S&P 500 Composite                $100.00          $107.62          $118.46           $120.03           $165.13           $203.05
Major Regional Banks             $100.00          $127.34          $135.00           $127.78           $201.20           $274.92

REPORT OF THE STOCK OPTION AND COMPENSATION COMMITTEE

The following report of the Stock Option and Compensation Committee of the Board of Directors of Bancshares provides information with respect to the compensation paid to Bancshares' Chief Executive Officer, Robert F. Lowe, and to its executive officers in general.

Bancshares' executive compensation program is administered by the Stock Option and Compensation Committee (the "Committee") of the Board of Directors of Bancshares. The Committee is composed of the individuals listed below, each of whom is a non-employee director of Bancshares. Bancshares' compensation program for executive officers consists of the following elements: annual salary; performance-based cash awards under the Incentive Plan; annual grants of options under the 1996 Omnibus Stock Incentive Plan (the "1996 Plan"); and annual matching contributions under the Lexington State Bank Employees Savings Plus Plan (the "Bank Savings Plan") . The Committee grants stock options under the 1996 Plan to management employees and recommends to Bancshares' Board of Directors the salary levels and performance goals and incentive compensation amounts for executive officers. The Board of Directors of the Bank determines matching contributions under the Bank Savings Plan.

Bancshares' executive compensation program is designed to enable Bancshares to attract, retain and reward executive officers. The Committee intends to keep compensation levels competitive with the Bank's primary competitors. Prior to 1996, Bancshares' executive compensation program did not include performance thresholds or other measures that directly relate base salaries to operating performance.

In 1995, the Committee concluded a comprehensive review of Bancshares' executive compensation program with the assistance of compensation consultants on matters pertaining to the strategy, structure and administration of Bancshares' executive compensation program. As a result of this review, certain modifications were made to Bancshares' executive compensation program to strengthen the link between executive compensation, Bancshares' and individual performance and shareholder interests. In accordance with this strategy, in February 1996, Bancshares' Board of Directors adopted the Incentive Plan. Under the Incentive Plan, executive officers selected by the Committee may earn incentive compensation if Bancshares achieves operating performance targets and the executive officers achieve individual performances objectives established by the Committee. The Committee believes the Incentive Plan motivates Bancshares' executive officers to attain Bancshares' business goals.

The following sections of this Report describe the compensation program for executive officers in effect in 1996.

Base Salary

Base salaries for executive officers are reviewed and approved by Bancshares' Board of Directors based upon recommendations by the Committee. The Committee recommends salaries based upon a review of the range of salaries earned by executive officers of the Bank's primary competitors, although there is no predetermined point within such range at which the Committee targets salaries. In determining base salaries, the Committee does not establish performance thresholds or other measures that directly relate base salaries to operating performance.

The base salary earned by Bancshares' Chief Executive Officer, Robert F. Lowe, during 1996 reflects the base salary policies described above. Mr. Lowe's 1996 salary was at the midpoint of the range of salaries earned by the chief executive officers of the Bank's competitors. The Committee believes that Mr. Lowe's 1996 salary, which remained the same as his 1995 salary, is modest in relation to Bancshares' performance and conservative in relation to salaries earned by executives of the Bank's primary competitors.

Incentive Compensation

Incentive compensation awards for executive officers of Bancshares granted under the Incentive Plan are determined by the Committee based on each executive officer's achievement of pre-established performance goals. These goals are determined by the Committee for each executive officer and are tied to measurements of corporate objectives, such as return on average assets, asset growth, net interest margin, efficiency ratio and delinquency and charge off percentages, and, in some instances, other objectives that are specific to the executive officer's job function.

For performance during 1996, Bancshares awarded cash incentive compensation under the Incentive Plan totaling $193,284 to twenty-one officers, which amount includes an aggregate of $85,560 paid to Bancshares' executive officers. The incentive compensation awards granted to Mr. Lowe and to Mr. Sherron were based solely upon Bancshares' performance as measured by the corporate objectives set forth above, while the incentive compensation award granted to Mr. Oliver was based on such corporate objectives and his management of the annual budget process, investor and analyst relations and compliance with regulations promulgated by the SEC and The Nasdaq Stock Market, Inc. Each of the executive officers met or exceeded the performance goals established for him for 1996.

Stock Options

The Committee awards stock options to executive officers as a long-term incentive to align the executives' interests with those of other shareholders and to encourage significant stock ownership. Under the 1996 Plan, the Committee grants to eligible employees options to purchase Bancshares' Common Stock at a price equal to the fair market value of Bancshares' Common Stock on the date of grant. Eligible employees under the 1996 Plan are those key employees who, in the judgment of the Committee, are in a position to materially affect the profits of Bancshares and its subsidiaries by reason of the nature and extent of their duties.

In 1996, pursuant to the 1996 Plan the Committee granted options for 44,250 shares of Bancshares' Common Stock to employees of Bancshares and the Bank, including options for 10,000 shares granted to Mr. Lowe and 5,000 shares for each of Messrs. Oliver and Sherron. The Committee has not adopted any objective criteria that relates the level of options granted to the executive officers to performance of Bancshares or the individuals. In approving the grant to Mr. Lowe, the Committee considered numerous factors including Bancshares' operating performance, Mr. Lowe's prior contributions and potential to contribute in the future and practices within the Bank's peer group with respect to granting options, although none of these factors was determinative.

The stock options granted under the 1996 Plan become exercisable in twenty percent (20%) installments on each of the first five anniversaries of the date of grant. The option recipients, including Mr. Lowe, will receive value from these grants only if the price of Bancshares' Common Stock increases above the grant price.

Matching Contributions

The Bank Savings Plan is a voluntary defined contribution benefit plan designed to provide additional incentive and retirement security for eligible employees of the Bank. All Bank employees over the age of 21 are eligible to participate in the Plan. The executive officers of Bancshares participate in the Plan on the same basis as all other eligible employees of the Bank. Under the Bank Savings Plan, each eligible employee of the Bank may elect to contribute on a pre-tax basis to the Bank Savings Plan 2% to 10% of his or her compensation, subject to certain limitations that may lower the maximum contributions of more highly compensated participants.

At the beginning of each year, the Bank determines the amount of its matching contributions to be made during the year. In 1996, the Bank's matching contributions totalled $117,359, including $9,500 contributed to Mr. Lowe, $6,279 contributed to Mr. Oliver and $5,537 contributed to Mr. Sherron.

This report is submitted by the Stock Option and Compensation Committee of the Board of Directors of Bancshares.

         STOCK OPTION AND COMPENSATION COMMITTEE:

         Robert B. Smith, Jr., Chairman
         Michael S. Albert
         Margaret Lee W. Crowell
         Burr W. Sullivan
         Roberts E. Timberlake
         Julius S. Young, Jr.

COMPENSATION OF DIRECTORS

Members of the Board of Directors of Bancshares receive a fee of $150 for each meeting attended plus an annual retainer of $2,000. Each non-management director receives a fee of $100 for each committee meeting attended of Bancshares and the Bank and a fee of $100 for each meeting attended of the Board of Managers for branches of the Bank. Each year Bancshares also grants each non-management director a five-year option to purchase 500 shares of Common Stock. The exercise price of each option is the fair market value of the Common Stock on the date of grant. The option is granted on the date of the annual shareholders' meeting.

In addition, directors may participate in Bancshares' Deferred Compensation Plan for Directors, under which a director may defer a designated amount of his or her annual compensation until he or she retires, dies while still a director, becomes permanently disabled or otherwise discontinues service as a director. Interest on each director's deferred account is credited at the end of each month at a rate of six percent per annum. Each director's interest in the plan is nonassignable, although each director may name a beneficiary to receive his or her deferred compensation in the event of the director's death. During the last fiscal year, each director allocated 100% of his or her 1996 director's fees to his or her deferred account.

SECTION 16 REPORTING DELINQUENCIES

Section 16(a) of the Securities Exchange Act of 1934 requires Bancshares' executive officers, directors and persons who beneficially own more than ten percent of the outstanding shares of Common Stock to file with the SEC reports disclosing their initial ownership of Common Stock as well as subsequent reports disclosing changes in such ownership. To Bancshares' knowledge, based solely on a review of copies of such reports furnished to Bancshares and written representations that no other reports were required during the year ended December 31, 1996, Bancshares' executive officers and directors complied with all Section 16 (a) filing requirements.

                              CERTAIN TRANSACTIONS

Certain directors and officers of Bancshares and companies with which directors or officers are associated are customers of the Bank and as such may from time to time borrow from the Bank within prescribed limitations. Any such loans and commitments are made in the ordinary course of business, on terms no more favorable, including interest rates and collateral, than those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectability or present other unfavorable features. The indebtedness of all directors and officers as a group represents 12.0 percent of Bancshares' shareholders' equity.


                   PROPOSAL 2: INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors of Bancshares has appointed the firm of Turlington and Company, Certified Public Accountants, for the purpose of auditing the financial statements of Bancshares and its subsidiaries for the fiscal year ended December 31, 1997, and shareholders are being asked to ratify this appointment. Turlington and Company has been employed in this capacity by Bancshares since 1982. Fees charged by this firm are furnished at rates and upon terms that are customarily charged by other independent auditing firms. A representative of the firm will be present at the Annual Meeting and will have an opportunity to make a statement if he desires to do so and to respond to appropriate questions.


                  PROPOSAL 3: SHAREHOLDER PROPOSAL RELATING TO
                      MINIMUM SHARE OWNERSHIP BY DIRECTORS

Bancshares has been advised that W. Robert Koontz, 4630 W. Old U.S. 64, Lexington, North Carolina 27292, has proposed the following resolution to be considered by the shareholders of Bancshares:

         "RESOLVED: That the shareholders of LSB Bancshares, Inc. recommend that the Board of Directors take the necessary steps to amend the company's governing instruments to adopt the following:

                  "Beginning on the 1997 LSB Bancshares Annual Shareholders meeting, excluding those directors elected in 1995, 1996, and 1997, each director before qualifying as a director of LSB Bancshares and at all times while serving as a director, excluding stock options, convertible securities and warrants, shall own 500 shares of common LSB Bancshares, Inc. Should any director fail to comply with this ownership requirement, such director shall have sixty (60) days from the date of non-compliance to again comply. Failure to again comply, shall result in disqualification and such director's position shall be declared vacant."


         In support of the foregoing resolution, Mr. Koontz states:

                  "REASONS: One of the most important issues before the American people today is accountability. In our government, our schools, our legal system and our corporations, we have lost accountability. Every one wants to be under the umbrella of tenure, seniority, guarantee, and Golden Parachutes. Why would management or the Board of Directors object to its directors being mandated to own 500 shares?

         Generally speaking, corporate management has created a monopoly. It does not matter if a director knows anything about banking or financial matters, just as long as he/she has a degree from a prestigious school or a relationship with the officers or other directors. I am not suggesting that the Board of Directors invest in 500 shares in some new or unproven company, but a company with solid assets. If the Board of Directors does not have confidence in themselves to direct LSB profitably, surely they should not serve on the Board of Directors of LSB Bancshares.

        If you AGREE, please mark your proxy FOR a beginning to Accountability."

The Board of Directors UNANIMOUSLY recommends a vote AGAINST the above proposal.

Mr. Koontz's resolution is substantially identical to a resolution he introduced at each of the 1993, 1994, 1995 and 1996 Annual Meetings. Shares representing less than 17% of the outstanding Common Stock were voted in favor of Mr. Koontz's resolution at each of the four previous shareholders' meetings.

The Board of Directors of Bancshares does not believe that minimum share ownership requirements for directors of Bancshares will serve any useful purpose. Under North Carolina law, each director of Bancshares who is also a director of the Bank is required to own shares of Common Stock having an aggregate book value of at least $1,000, or 104 shares at December 31, 1996. The Board of Directors of Bancshares continues to believe that minimum share ownership requirements for directors, over and above those imposed by North Carolina law, would not benefit Bancshares but would unnecessarily restrict Bancshares' ability to attract and retain qualified candidates to serve as directors of Bancshares.

In addition, the Board of Directors believes that the reasons given by Mr. Koontz in support of his proposal are untrue as applied to the members of the Board of Directors of Bancshares. The Board of Directors believes that historically there has been no relationship between a director's contributions to Bancshares and the level of his or her investment in Common Stock. Moreover, contrary to Mr. Koontz's statements, directors of Bancshares are not selected on the basis of their relationships with other directors or officers, the schools they attended or any other improper factors. Directors are nominated by the Board of Directors, and elected by the shareholders of Bancshares, on the basis of their experience, individual accomplishments, knowledge, ability, judgment and a number of other factors that may or may not include a special knowledge of the banking industry. Bancshares has for a number of years sought to maintain diversity on its Board of Directors, and the current composition of the Board reflects this policy. Bancshares believes a diverse group of directors will enhance the perspectives and collective talents of Board members and allow the Board to better manage all facets of the business and affairs of Bancshares. Accordingly, based on these facts, the Board of Directors strongly believes Mr. Koontz's proposal is without merit and should not be supported by the shareholders.

                             SHAREHOLDERS' PROPOSALS

Any shareholder proposal to be included in the proxy materials relating to the 1998 Annual Meeting must be received by the Secretary of Bancshares, One LSB Plaza, Lexington, North Carolina 27292, by November 13, 1997.

In addition to any other applicable requirements, for business to be properly brought before the 1998 Annual Meeting by a shareholder even if the proposal is not to be included in Bancshares' proxy statement, pursuant to Bancshares' bylaws, the shareholder must give notice in writing to the Secretary of Bancshares not later than January 13, 1998. As to each matter, the notice must contain (i) a brief description of the business desired to be brought before the annual meeting and the reasons for addressing it at the annual meeting, (ii) the name and record address of the shareholder proposing such business, ( iii ) the number of shares of Common Stock owned of record and beneficially by such shareholder and (iv) any material interest of the shareholder in such business.


                                  OTHER MATTERS

The Board of Directors of Bancshares knows of no other matters intended to be presented for consideration at the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                                 Robert F. Lowe, President
                                                 March 14, 1997

                                                                      APPENDIX A

                             LSB BANCSHARES, INC.
                                One LSB Plaza
                       Lexington, North Carolina 27292

         This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints David A. Smith and Robert B. Smith, Jr., and each of them, as proxies (and if the undersigned is a proxy, as substitute proxies), with power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of LSB BANCSHARES, INC. held of record by the undersigned at the close of business on March 3, 1997, at the Annual Meeting of Shareholders to be held on April 16, 1997, at 1:00 p.m. at the Smith Young YMCA and at any adjournments thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder, if no direction is made, this proxy will be voted for all nominees for Director, for Proposal 2 and against Proposal 3.

If the shareholder is a participant in the Shareholders Dividend Reinvestment and Stock Purchase Plan, the proxy card represents the number of shares in the dividend reinvestment account as well as shares owned of record directly by the shareholder.

        -------------------------------------------------------------
         PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY,
                           IN THE ENCLOSED ENVELOPE
        -------------------------------------------------------------
  Please sign exactly as name appears above. When shares are held by joint owners, both should sign. When signing as an executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

--------------------------------------------------------------------------------
                             LSB BANCSHARES, INC.
--------------------------------------------------------------------------------


RECORD DATE SHARES:


Please be sure to sign and date this Proxy.     Date
--------------------------------------------------------------------------------






Shareholder sign here                      Co-owner sign here
--------------------------------------------------------------------------------

DETACH CARD


--------------------------------------------------------------------------------
The Board of Directors recommends a vote "FOR" proposal Nos. 1 and 2.
--------------------------------------------------------------------------------

1.  Election of Directors.                                      With-   For All
                                                        For     hold    Except
    Margaret Lee W. Crowell
    Robert F. Lowe                                      [ ]      [ ]      [ ]
    Roberta E. Timberlake
    Julius S. Young, Jr.

    Instruction: To withhold authority to vote for any individual nominee, mark the "For All Except" box and strike a line through the nominee's name in the list provided above.


                                                        For    Against  Abstain
2.  Proposal to ratify the appointment of Turlington
    and Company, Certified Public Accountants,          [ ]      [ ]      [ ]
    for the year ending December 31, 1997.

--------------------------------------------------------------------------------
The Board of Directors recommends a vote "AGAINST" proposal No. 3.
--------------------------------------------------------------------------------

                                                        For    Against  Abstain
3.  Shareholder proposal by W. Robert Krantz
    relating to minimum share ownership                 [ ]      [ ]      [ ]
    requirements for directors.

4. In their discretion, the proxies are authorized to vote upon such other business and matters as may properly come before the meeting or at any adjournment(s) thereof.

    Mark box at right if an address change has been noted on the          [ ]
    reverse side of this card.

                                                                 DETACH CARD